UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 811 Louisiana Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 2, 2015, Dune Energy, Inc. (the “Company”) issued a press release providing an update on oil and gas reserves information for the year ended December 31, 2014. A copy of the press release dated April 2, 2015 is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth above in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

The information included in Item 2.02, Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in Item 2.02, Item 7.01 and in Exhibit 99.1 hereto shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 8.01. Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the ability of the Company to continue as a going concern; the closing of the transactions contemplated by the DIP Financing Agreement, which are subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; the length of time the Company will operate under the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations or business prospects; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation; our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our oil and gas properties within our plan; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain service providers and to retain key executives and employees; the ability of the Company’s subsidiaries to continue to operate their businesses in the normal course and without court supervision; the potential that the Company’s projects will experience technological and mechanical problems; geological conditions may not result in commercial levels of oil and gas production; changes in product prices and other risks disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward–looking statements. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated April 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: April 2, 2015	By:	/s/ James A. Watt
		Name:	James A. Watt
		Title:	Chief Executive Officer